 EXHIBIT 25
_____________________________________________________________________________

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)

Ply Gem Holdings, Inc.
Ply Gem Industries, Inc.
                                                       (Issuer with respect to the Securities)
Delaware Delaware	20-0645710 11-1727150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5020 Weston Parkway, Suite 400 Cary, North Carolina	27513
(Address of Principal Executive Offices)	(Zip Code)

11.75% Senior Secured Notes Due 2013

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Great Lakes Window, Inc.	Ohio	3089	34-1548026
Kroy Building Products, Inc.	Delaware	3089	04-3248415
Napco, Inc.	Delaware	3089	13-3637496
Variform, Inc.	Missouri	3089	43-0799731
MWM Holding, Inc.	Delaware	3089	22-3889412
MW Manufacturers Inc.	Delaware	3089	63-0400153
AWC Holding Company	Delaware	3089	20-1096406
Alenco Holding Corporation	Delaware	3089	75-2908312
AWC Arizona, Inc.	Delaware	3089	30-3399914
Alenco Interests, L.L.C.	Delaware	3089	58-2609498
Alenco Extrusion Management, L.L.C.	Delaware	3089	76-0674041
Alenco Building Products Management, L.L.C.	Delaware	3089	76-0674044
Alenco Trans, Inc.	Delaware	3089	75-2908315
Glazing Industries Management, L.L.C.	Delaware	3089	76-0674043
New Alenco Extrusion, Ltd.	Texas	3089	76-0674016
New Alenco Window, Ltd.	Texas	3089	76-0674017
New Glazing Industries, Ltd.	Texas	3089	76-0674018
Alenco Extrusion GA, L.L.C.	Delaware	3089	74-2994904
Aluminum Scrap Recycle, L.L.C.	Delaware	3089	76-0674046
Alenco Window GA, L.L.C.	Delaware	3089	74-2994900
Alcoa Home Exteriors, Inc.	Ohio	3089	31-0459490
Ply Gem Pacific Windows Corporation	Delaware	3089	20-5169626

The address of each of the additional registrants is c/o Ply Gem Holdings, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference from Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 13th of August.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  August 13, 2008

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Raymond Haverstock
Raymond Haverstock
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2008

($000’s)

6/30/2008
Assets
Cash and Balances Due From	$8,040,113
Depository Institutions
Securities	38,273,740
Federal Funds	4,300,502
Loans & Lease Financing Receivables	162,625,350
Fixed Assets	2,638,883
Intangible Assets	12,303,139
Other Assets	14,126,201
Total Assets	$242,307,928

Liabilities
Deposits	$143,265,079
Fed Funds	13,193,537
Treasury Demand Notes	0
Trading Liabilities	490,836
Other Borrowed Money	47,378,092
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,266,430
Total Liabilities	$219,241,440

Equity
Minority Interest in Subsidiaries	$1,524,656
Common and Preferred Stock	18,200
Surplus	12,057,620
Undivided Profits	9,466,012
Total Equity Capital	$23,066,488

Total Liabilities and Equity Capital	$242,307,928

                                                  To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

                                                    U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

                                                    Date:  August 13, 2008